Exhibit 99.2

NXP Announces Pricing of Senior Unsecured Notes Offering

EINDHOVEN, The Netherlands, April 29, 2020 — NXP Semiconductors N.V. (NASDAQ:NXPI) (together with its subsidiaries, “NXP”) announced today the pricing of the previously announced offering by its subsidiaries NXP B.V., NXP Funding LLC and NXP USA, Inc. (together, the “Issuers”) of $500 million aggregate principal amount of senior unsecured notes due 2025 (the “2025 Notes”), $500 million aggregate principal amount of senior unsecured notes due 2027 (the “2027 Notes”) and $1,000 million aggregate principal amount of senior unsecured notes due 2030 (the “2030 Notes” and, together with the 2025 Notes and the 2027 Notes, the “Notes”) pursuant to Rule 144A and Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The 2025 Notes will bear interest at 2.700% per annum and will mature on May 1, 2025. Interest on the 2025 Notes will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2020. The 2027 Notes will bear interest at 3.150% per annum and will mature on May 1, 2027. Interest on the 2027 Notes will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2020. The 2030 Notes will bear interest at 3.400% per annum and will mature on May 1, 2030. Interest on the 2030 Notes will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2020.

The Notes will be fully and unconditionally guaranteed on a senior basis by NXP Semiconductors N.V. and will be structurally subordinated to the liabilities, including trade payables, of NXP’s other subsidiaries. In addition, the Notes will be effectively junior to all future secured debt of the Issuers and NXP Semiconductors N.V., to the extent of the value of the assets securing such debt. The issuance of the Notes is expected to close on or around May 1, 2020, subject to customary closing conditions.

NXP intends to use the net proceeds of the offering of the 2030 Notes to finance or refinance, in whole or in part, one or more eligible green projects, which are defined as investments in (A) research and development for NXP’s (i) “green chip” resonant solutions, (ii) battery control and energy management for electric and hybrid cars, (iii) Advanced Driver Assistance Systems, (iv) mobile device “beam steering”, (v) edge processing portfolio and (vi) smart building technologies, and (B) energy efficiency measures at NXP’s manufacturing and non-manufacturing facilities. Pending the allocation of an amount equal to the net proceeds of the 2030 Notes to finance or refinance eligible green projects, the net proceeds of the 2030 Notes, together with the net proceeds of the 2025 Notes and the 2027 Notes, will be temporarily held as cash and other short term securities or temporarily used for the repayment of indebtedness, which may include the refinancing of the $1,350 million aggregate principal amount of outstanding 4.125% Senior Notes due 2021, and other corporate expenditures.

As a result of the transactions today, NXP anticipates the issuance of the Notes will increase the financial interest expense in the second quarter of 2020 by $8 million compared to its prior second quarter 2020 guidance.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the

“Securities Act”), and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or exemption under the securities laws of any such jurisdiction.

No offer or sale of the Notes, as guaranteed by NXP Semiconductors N.V., shall be made in any jurisdiction where such an offer or sale would be unlawful.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ:NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.88 billion in 2019.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding the offering of the Notes and the refinancing of the 4.125% Senior Notes due 2021. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the risk that the offering of the Notes and the refinancing of the 4.125% Senior Notes due 2021 may not be completed on the proposed terms, or at all. The following risks, among others, could affect our business and financial performance: the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume; market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to our established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance debt at or before maturity to meet both our debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; the potential impact of the outbreak of COVID-19 on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business customers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them including the outbreak of COVID-19 or the requirements to suspend activities with customers or suppliers because of changing import and export regulations; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly; the ability to form strategic partnerships and joint ventures and successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with our suppliers. Readers are cautioned not to place undue reliance on forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements in the future. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in NXP’s filings with the Securities and Exchange Commission. Copies of NXP’s filings with the Securities and Exchange Commission are available on NXP’s Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov. The information included on NXP’s website is not incorporated into this press release.

For further information, please contact:

Investors	Media
Jeff Palmer	Jacey Zuniga
jeff.palmer@nxp.com	jacey.zuniga@nxp.com
+1 408 518 5411	+1 512 895 7398